Exhibit 99.1

Eightco (NASDAQ: ORBS) Reports Total Holdings of $326 Million, Includes Nearly 280 Million Worldcoin and Over 11,000 ETH

ORBS offers public market exposure to the most innovative private companies including OpenAI and Beast Industries

ORBS bridges a critical gap between public investors and transformative technologies

OpenAI represents approximately 30% of ORBS’ total treasury position

The Company is supported by a group of strategic and institutional investors including: Bitmine Immersion Technologies (BMNR), MOZAYYX, ARK Invest, Payward, World Foundation, Coinfund, Discovery Capital Management, FalconX, Pantera, GSR, and more

EASTON, PA – March 31, 2026, PRNewswire - Eightco Holdings Inc. (NASDAQ: ORBS) (“ORBS” or the “Company”) today announced an update on its total holdings, highlighting its expanding position across digital assets and strategic investments in leading private technology companies.

As of March 30, 2026, at 1:00 p.m. ET, ORBS’ holdings include 277,222,975 Worldcoin (WLD) at $0.28 per WLD (per Coinbase), 11,068 Ethereum (ETH), a $90 million investment indirectly in OpenAI, a $25 million investment in Beast Industries, and $109 million in total cash and stablecoins, for total holdings of approximately $326 million.

OpenAI represents approximately 30% of ORBS’ total treasury position. ORBS holds nearly 9% of all the current WLD supply in circulation, positioning the company as the largest public market participant in the Worldcoin ecosystem.

“At ORBS, our strategy is centered on providing public market investors with exposure to some of the most important private companies shaping the future of technology,” said Kevin O’Donnell, Chief Executive Officer of Eightco ($ORBS). “Through our investments in highly influential companies like OpenAI and Beast Industries, we are building a portfolio at the intersection of artificial intelligence, digital identity, and next-generation consumer ecosystems.”

The Company previously announced $130 million in new funding commitments, led by an $80 million investment from Bitmine Immersion Technologies, Inc. (NYSE: BMNR), with additional participation from ARK Invest and Payward, the parent company of Kraken, each committing $25 million. This capital positions ORBS to be able to accelerate its strategy of investing in transformative technologies across artificial intelligence, blockchain infrastructure, and global digital consumer platforms.

“ORBS is building a public market on-ramp to the companies driving the AI era,” said Brett Winton, Chief Futurist at ARK Invest and Board Advisor to ORBS. “By expanding access to highly influential private companies, ORBS is helping bridge a critical gap between public investors and transformative technologies.”

ABOUT EIGHTCO HOLDINGS INC.

Eightco Holdings Inc. (NASDAQ: ORBS) is expanding its mission to own stakes in leading AI model, OpenAI and leading content creator, MrBeast and Beast Industries. Through strategic investments and partnerships, ORBS sits at the intersection of blockchain infrastructure, artificial intelligence, and next-generation consumer platforms. The Company is focused on building long-term shareholder value by aligning capital with the transformative technologies shaping the future of humanity.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact could be deemed forward looking. Words such as “plans,” “expects,” “will,” “anticipates,” “continue,” “expand,” “advance,” “develop” “believes,” “guidance,” “target,” “may,” “remain,” “project,” “outlook,” “intend,” “estimate,” “could,” “should,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s inability to direct the management or operations of private businesses where the Company is not a controlling stockholder; risk of loss or markdown on the Company’s strategic investments; the Company’s ability to maintain compliance with the Nasdaq’s continued listing requirements; unexpected costs, charges or expenses that reduce the Company’s capital resources or otherwise delay capital deployment; inability to raise adequate capital to fund or scale its business operations or strategic investments; regulatory changes, future legislation and rulemaking negatively impacting digital assets or artificial intelligence adoption; and shifting public and governmental positions on digital assets or artificial intelligence-related industries. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Eightco’s actual results to differ from those contained in the forward-looking statements herein, see Eightco’s filings with the Securities and Exchange Commission (the “SEC”), including the risk factors and other disclosures in its Annual Report on Form 10-K filed with the SEC on April 15, 2025 and subsequent publicly available SEC filings. All information in this press release is as of the date of the release, and Eightco undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

SOURCE Eightco Holdings (NASDAQ: ORBS)

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